Exhibit 10(ooo)

AGREEMENT

The parties hereto agree that the vesting date with respect to the Restricted Stock Agreements—9,612 Series F shares, dated March 20, 2002, between United Rentals, Inc. and Michael Kneeland, and 625 Series K shares, dated July 16, 2002, between United Rentals, Inc. and Michael Kneeland is delayed from April 1, 2006 to May 1, 2006.

The foregoing is acknowledged and agreed to on this 30th day of March, 2006.

UNITED RENTALS, INC., a Delaware corporation

By:	/S/ WAYLAND R. HICKS	/S/ MICHAEL KNEELAND
	Name: Wayland R. Hicks Title: Chief Executive Officer	Michael Kneeland